10.4  Addendum B to Management Agreement with IPN Communications, Inc.

DataLogic International, Inc.
18301 Von Karman Ave., Suite 250 * Irvine, CA 92612
* Tel: (888) 530-8228  * Fax: (800) 549-3067


                       MANAGEMENT AGREEMENT
                            ADDENDUM B


This is an Addendum to the Management Agreement entered into between DataLogic International, Inc. (hereinafter "DataLogic") and IPN Communications, Inc. (hereinafter "IPN") or collectively "the Parties" on the 2nd of June 2003.

WHEREAS DataLogic is DataLogic International or its subsidiary and IPN is IPN Communications or its principals;

WHEREAS the parties wish to extend the Agreement as follows:

1. TERM. The term of the Agreement shall commence on November 5, 2004 and shall remain in effect until December 31, 2005.

2. COMPENSATION. In full consideration of IPN's performance of the Services, DataLogic shall pay IPN for the work performed in an amount of one and a half million (1,500,000) shares of DataLogic stock options. The terms of the options are outlined in a separate Incentive Stock Option Agreement.

IN WITNESS WHEREOF, the parties have entered into this Agreement as of the 5th day of November, 2004.

DataLogic International, Inc.           IPN Communications, Inc.


/s/ Derek Nguyen    11/05/04           /s/ Michael Wu      11/05/2004
________________________________        ________________________________
Derek Nguyen            Date            Michael Wu               Date
CEO                                     CEO